Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Amendment to TECHNOLOGY LICENSE AND SERVICES AGREEMENT

This Amendment Purchase and Sale Agreement for Liquified End-of-Life Plastics (this “Amendment”) is made and entered into as of December 11, 2025, by and among Alterra Energy LLC (“Alterra”) and AGIG Plastics to Liquids LLC (“Licensee”). Reference is made to that certain Technology License and Services Agreement, dated September 24, 2021, by and among the Alterra and Licensee (the “Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

WHEREAS, Alterra and Licensee desire to amend the Agreement according to the terms of this Amendment.

WHEREAS, on December 4, 2025, Licensee provided Site Notification for a Site located in Baytown, Texas (the “Baytown Site”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Amendment, the parties hereto hereby agree as follows:

1. Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment.

2. Amendments. The parties hereby amend the Agreement as follows:

(a)	Site. The definition of “Site” in Section 1.51 of the Agreement shall be replaced in its entirety with the following:

“Site” means a continuous parcel of real property, together with all buildings, fixtures, structures and improvements situated thereon, designated by or on behalf of Licensee for the design, construction, operation and management of a Plant. In no event will the number of Sites under this Agreement exceed seven (7) Sites, at least four (4) of which shall be located in the United Kingdom and/or European Union and three (3) of which may be located in the U.S.; provided, however, that the parties may agree in writing (a) to expand the number of Sites and/or (b) to include Sites in areas other than the Territory, in which case(s) the Agreement shall be amended accordingly. The Parties agree that the Plant capacity for (y) the Baytown Site and (z) any United Kingdom and/or European Union Site (each, an “Original Site”) is unlimited and Licensee may increase Plant capacity at said first Site as operations and market demand require. The Parties agree that the Plant capacity for any U.S. Site subsequent to the Baytown Site (each, a “Future Site”) shall be no less than 80 KTPY and no more than 160 KTPY. The total, collective capacity for the Future Sites shall not exceed 320 KTPY.

(b)	Future Site Notification. The subsection “Site Notification” under Section 3 of the Agreement shall be replaced in its entirety with the following:

Site Notification. Prior to completion of the Work Plan for Site, Licensee shall notify Alterra in writing (which may be via e-mail) if Licensee desires to go forward with the Work Plan for such Site, and if so, Licensee shall deliver such written notice (“Site Notification”). Site Notification for the first Future Site must be delivered no later than eighteen (18) months after Mechanical Completion of the first U.S. Original Site (the “First Deployment Sunset”). Site Notification for the second Future Site must be delivered no later than forty-two (42) months following the completion of Mechanical Completion of the first U.S. Original Site (the “Final Deployment Sunset”). Abundia may extend each of the First Deployment Sunset or the Final Deployment Sunset, respectively, by a period of eighteen (18) months by making (i) a payment of [***] to Alterra prior to the expiration of the First Deployment Sunset to extend the First Deployment Sunset, or (ii) [***] to Alterra prior to the expiration of the Final Deployment Sunset to extend the Final Deployment Sunset.

(c)	Mechanical Completion. The following definition shall be added to the Agreement as a new Section 1.63:

“Mechanical Completion” means with respect to a Site, all materials and equipment required for completion of the fabrication, manufacture, construction, erection and installation of a Plant have been furnished, installed, mechanically completed and calibrated, excluding minor tasks which do not prevent commissioning and acceptance tests.

(d)	Mechanical Completion Payment Milestone. Section 5, Subsection “License Fee” (c) shall be shall be amended and restated as follows: “(c) Mechanical Completion of the Plant.”

(e)	Additional Services. The following shall be added as a new Section 3 in Exhibit D of the Agreement:

3. Fees. For the Additional Services, Alterra shall invoice Licensee for all fees at the rates set forth below for the relevant Additional Services performed by Alterra. Each such invoice shall set forth in reasonable detail the Additional Services performed and the number of hours performing the Additional Services.

AGREED RATES FOR ADDITIONAL SERVICES

Alterra Services Hourly Billing Rates

Classification	Title	Hourly Rate
Senior	Technician	[***]
Staff	Engineer	[***]
Senior	Engineer	[***]
Principal	Engineer	[***]

Time and material basis, charged at the foregoing hourly rates plus materials.

(f)	Training. Section 4(d) (Training) of the Agreement shall be replaced in its entirety with the following:

(d) Training. Alterra shall provide Licensee with training services, as described below, to exercise and Practice its rights under this Agreement and to design, construct, operate, maintain and manage each Site Plant. The technical scope of such training is described in Exhibit A.

Alterra shall perform the training services in accordance with the following:

i.	Training Location: To be conducted in Akron, Ohio.

ii.	Participants: Limited to a maximum of five (5) participants. Participants must be Licensee personnel who have appropriate experience and qualifications in operations, process engineering, and technology.

iii.	Timing: Training will occur between twelve (12) and six (6) months prior to Mechanical Completion of the Plant. Licensee must initiate training services in writing by formally requesting that training services commence in a written notice to Alterra.

iv.	Duration: The training services will be performed over a duration of one (1) week.

Additional training will be made available to Licensee, at Licensee’s written request, by Alterra and shall be provided as Additional Servies.

(g)	Cost Reimbursement Policy. The following shall be added to the to the end of Section 4.4 (Cost Reimbursement Policy):

In connection with any Future Site, in the event that Alterra Personnel are required to provide Professional Services and/or Additional Services onsite at a Licensee location, in addition to the cost reimbursement described above, Licensee shall pay Alterra hourly rates as provided in Exhibit D, paragraph 3.

(h)	Process Design Package. The definition of “Process Design Package” or “PDP” in Section 1.45 of the Agreement shall be replaced in its entirety with “means the Process Book.”

(i)	Preparing and Presenting the PDP. Section 4(b) (Preparing and Processing the PDP) of the Agreement shall be replaced in its entirety with the following

Alterra, in collaboration with and with meaningful input from Licensee, shall prepare the Process Design Package for each applicable Site; provided that the delivery of the final Process Design Package shall be Alterra’s responsibility. Unless otherwise set forth in the Work Plan or agreed between the Parties, within [***] days after Licensee’s delivery to Alterra of all data and information reasonably requested by Alterra in connection with the PDP, Alterra shall use commercially reasonable efforts to deliver to Licensee the PDP for the applicable Site and all materials and documentation that embody the Licensed Technology. The PDP for each Site shall be subject to the written approval of Licensee’s authorized Project Manager and before commencement or commission of such Site, such approval not to be unreasonably withheld, delayed, or conditioned. The Parties shall meet at the completion of the PDP. Alterra shall review, explain and study the PDP with Licensee and conference (by phone, video and/or in person) with Licensee. Throughout the Term, to the extent that Alterra updates, modifies and improves the PDP or any portion thereof, Alterra shall provide to Licensee such updated PDP or portion for each subsequent Site

(j)	Engineering Services and Deliverables. Exhibit A of the Agreement shall be replaced in its entirety with the new Exhibit A attached hereto.

(k)	Content of Process Book. Exhibit B of the Agreement shall be replaced in its entirety with the new Exhibit B attached hereto.

(l)	Content of Operating Instructions. Exhibit C of the Agreement shall be replaced in its entirety with the new Exhibit C attached hereto.

(m)	Services Included in Fixed Fee. Exhibit E of the Agreement shall be replaced in its entirety with the new Exhibit E attached hereto.

3. Continuing Effect. Except as expressly modified by this Amendment, the Agreement will remain in full force and effect in accordance with its terms.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

5. Amendment and Modification. This Amendment may by amended, modified or supplemented only by an instrument in writing signed by the parties hereto.

6. Entire Agreement. This Amendment, together with the Agreement, and those documents expressly referred to in the Agreement, constitute the entire agreement and supersede other prior agreements and understandings, both written and oral, among the parties hereto concerning the subject matter hereof.

7. Counterparts and Electronic Delivery. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. An executed counterpart signature page to this Amendment delivered by means of electronic transmission shall be deemed to be an original and shall be effective for all purposes as delivery of a manually executed counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date first above written.

Alterra Energy LLC

By:	/s/ Frederic Schmuck
Name:	Frederic Schmuck
Title:	CEO

AGIG Plastics to Liquids LLC

By:	/s/ Ed Gillespie
Name:	Ed Gillespie
Title:	Chief Executive Officer